Exhibit (a)(1)(P)

 MIP Option Exchange ProgramLegacy MIP and BCA Grants  Legacy MIP/BCA Participant call  January 12, 2023

 Overview  2  Last evening you all received a new announcement regarding an amendment to the tender offer. We want to walk you through the changes the company made to the tender offer and why we did so.  As you know, in November the Board approved a tender offer which permitted active employees to exchange underwater options for new restricted stock units (“New RSUs”). Options were divided into those granted on December 2, 2021 (the “BCA Options”) and those granted prior to December 2, 2021 (“Legacy Options”).   The tender offer was subject to stockholder approval, and the good news is that the stockholders approved the program on January 6.  The tender offer was designed to address retention concerns due to Legacy Options being near expiry (specifically 2015 and 2016 grants), and all options being underwater at the time of approval. Due to the options being underwater at the time of approval, our expectation was that all options would be forfeited in exchange for New RSUs.  However, the rapid rise in the stock price within the tender offer period has created an unanticipated anomalous result that does not enable the company to reach its goal of cancelling all options in exchange for RSUs and has negatively impacted our retention goals as well.

 Exchange Program Amendment  3  Rather than cancelling the program completely, the Board has approved a modification to the Legacy Option exchange as follows:     Participants who tender out-of-the-money Legacy Options, and who also have in-the-money Legacy Options at the closing of the tender offer, will be deemed to have automatically exercised all of their in-the-money Legacy Options at the closing of the amended tender offer.   The exercise of in-the-money Legacy Options will be performed on a cashless basis. In addition, the exercise of in-the-money Legacy Options is expected to be a taxable event, and therefore, such Legacy Options will be net-settled (i.e., on a cashless basis) for applicable taxes, based on the closing price of our Class A common stock on the closing date of the amended tender offer.  The value of any in-the-money Legacy Options will no longer reduce the value of the New RSUs received for tendered out-of-the-money Legacy Options.     No changes are being made to the BCA Options exchange.

 Next Steps  4  The amended tender offer documents were filed with the SEC yesterday, January 11, 2023, and the new expiration time will be 11:59 pm ET on January 26, 2023.  All of your prior elections made before the amended tender offer was filed have been invalidated and you must again provide an election (before the new expiration time) in response to the tender offer -- even if you only hold BCA Options.  This program has no effect on your existing long-term cash and RSU awards and the company still expects to make 2023 annual equity grants, likely in March of 2023.

 Legacy Option Exchange Sample Outcome: E3-VP  In-the-Money Legacy Options Remain Outstanding  Original Program  Updated Approach – Remove the Offset Function in the Exchange Program; Automatic Exercise of In-the-Money Options  = (Intended Target – Intrinsic Value)  As a matter of ordinary course review, GBTG and the Compensation Committee take into consideration all relevant considerations pertaining to long-term incentive compensation when setting awards for each year (including 2023 awards), including your outstanding equity awards, realized compensation and other factors.  For ease of illustration, the values below have been rounded, but closely reflect the actual mechanics.  In-the-Money Legacy Options are Exercised  5

 Cautionary Note Regarding Forward-Looking Statements     Certain statements made in this communication are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act of 1934, as amended. “Forward-looking statements” made in connection with the tender offer related to the option exchange program are not within the safe harbors provided by the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “suggests,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on market opportunities; (2) our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors in existing and new markets and offerings; (3) various conflicts of interest that could arise among us, affiliates and investors; (4) our success in retaining or recruiting, or changes required in, our officers, key employees or directors; (5) intense competition and competitive pressures from other companies in the industry in which we operate; (6) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control; (7) the impact of the COVID-19 pandemic, Russia’s invasion of Ukraine and related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally; (8) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; (9) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (10) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in person business meetings and demand for travel and our services); (11) the effect of legal, tax and regulatory changes; and (12) other factors that are detailed in a Schedule TO.     The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.  6

 No Offer or Solicitation  This communication is for informational purposes only and is not intended to, and does not, constitute an offer to exchange nor the solicitation of an offer to exchange any securities or any proxy, vote or approval.  Additional Information and Where to Find It  The Company’s stockholders and option holders will be able to obtain, free of charge, copies of documents when filed by the Company with the SEC in connection with the Schedule TO or any related documents at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.amexglobalbusinesstravel.com) or by contacting the Company by phone at (480) 909-1740 or by mail at Global Business Travel Group, Inc., 666 3rd Avenue, 4th Floor, New York, New York 10017, Attention: Corporate Secretary. NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS COMMUNICATION, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.  7